EXECUTION COPY


                         FOURTH AMENDMENT AND WAIVER dated as of March 31, 2003
                    (this "Amendment"), to the Credit Agreement dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001 and the Third Amendment dated as of March 29, 2002 (the "Credit Agreement") and the Security Agreement dated as of September 28, 2000 (the "Security Agreement") among CCL Historical, Inc., formerly named CoreComm Limited (the "Parent"), ATX Communications, Inc., formerly named CoreComm Holdco, Inc. ("CCI"), CoreComm Communications, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and the administrative agent and collateral agent (in such capacity, the "Agent").


     WHEREAS, the Borrower, CCI and the Parent have requested that the Lenders (such term and other capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) approve amendments to certain provisions of the Credit Agreement and waive certain provisions thereof; and

     WHEREAS, the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments and waivers to the Credit Agreement;

     ACCORDINGLY, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1. Waivers. Upon effectiveness of this Amendment in accordance with Section 6 hereof, each Lender hereby agrees to waive, until January 31, 2004, compliance by the Parent, CCI and the Borrower with the covenants set forth in Section 6.13, 6.19, 6.20, 6.21 and 6.22 of the Credit Agreement; provided, however, that such waiver shall automatically expire on January 31, 2004 with the same effect as if it had never been granted.

     2. Amendment of Credit Agreement. Upon the effectiveness of this Amendment in accordance with Section 6 hereof, the Credit Agreement is hereby amended as follows:

          (a) Section 1.01 is amended by adding the following definitions in the appropriate alphabetical order:

               "Operating Cash Flow" means, for any period, Consolidated EBITDA for such period minus the aggregate amount of Capital Expenditures during such period.



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               "Payment Deferral Period" means the period from and including
          March 12, 2003, to and excluding February 2, 2004.

          (b) Section 2.09 of the Credit Agreement is amended by:

               (i) deleting the word "quarterly" in paragraph (a) thereof and replacing each reference to "December 31, 2003" in paragraph (a) with a reference to "February 2, 2004"; and

               (ii) replacing the reference to "December 31, 2003", in paragraph
          (c) thereof with a reference to "February 2, 2004".

          (c) Section 2.10(c) is amended by deleting the proviso thereto in its entirety.

          (d) Section 2.12(d) is amended to read in its entirety as follows:

               "(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that
          (i) payment of accrued interest on each Loan that would otherwise be payable on an Interest Payment Date occurring during the Payment Deferral Period ("Deferred Interest") shall be deferred until February 2, 2004, on which date all such Deferred Interest shall be due and payable in full, (ii) all amounts of Deferred Interest shall bear interest on each day from the Interest Payment Date therefor referred to in clause (i) above until the date on which such Deferred Interest is paid at a rate per annum equal to the Alternate Base Rate plus 5.50%, and all such interest shall be due and payable on February 2, 2004, (iii) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (iv) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period) or of any Deferred Interest, accrued interest on the principal amount or amount of Deferred Interest repaid or prepaid shall be payable on the date of such repayment or prepayment and (v) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor accrued interest on such Loan shall be payable on the effective date of such conversion."

          (e) Section 2.12 is further amended by adding a new paragraph (f) thereto to read as follows:

               "(f) Notwithstanding the foregoing or any provision to the contrary in this Agreement, (i) all outstanding Eurodollar Loans shall automatically be (and be deemed to have been) converted to ABR Loans on and as of March 12, 2003, and all Loans shall bear interest on each day during the Payment Deferral Period at a rate per annum equal to the Alternate Base Rate plus 5.50%; provided, however, that the provisions of paragraph (c) shall not apply to any unpaid principal of or interest on Loans during the Payment Deferral Period and (ii) except for the Interest Payment Date occurring on March 12, 2003, the Interest Payment Dates for all Loans during the Payment Deferral Period will be the last day of each

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          calendar month, commencing with March 31, 2003, and concluding with
          January 31, 2004."

          (f) Sections 5.14, 5.16 and 5.18 of the Credit Agreement are deleted with the same effect as if such Sections had never been included in the Credit Agreement.

          (g) Section 6.09(a) is amended by deleting clause (iv) thereof in its entirety and the proviso to clause (ii) of Section 6.09(b) is amended to read as follows: "provided, that any payment of interest accruing (x) under the ATX Note shall be made only with common stock of CCI and (y) under CCI's 10.75% Convertible PIK Notes shall be made only in additional 10.75% Convertible PIK Notes or with common stock of CCI;"

          (h) Section 6.14 is amended to read in its entirety as follows:

               "SECTION 6.14. Minimum On-Net Access Lines. The Borrower, CCI and the Parent will not permit the number of On-Net Access Lines, on any date set forth below, to be less than the number indicated below for such date:

                                                          Minimum On-Net
                                                          --------------
                Date                                       Access Lines
                ----                                       ------------
          March 31, 2003                                     197,000
          June 30, 2003                                      200,000
          September 30, 2003                                 208,000
          December 31, 2003                                  218,000"

          (i) Section 6.15 is amended to read in its entirety as follows:

               "SECTION 6.15. Minimum Consolidated Service Revenue. The Borrower, CCI and the Parent will not permit Consolidated Service Revenue for any fiscal quarter ending on March 31, 2003, June 30, 2003, September 30, 2003, or December 31, 2003 to be less than $65,000,000."

          (j) Section 6.23 is amended to read in its entirety as follows:

                    "SECTION 6.23. Maximum Capital Expenditures. The Borrower,
               CCI and the Parent will not permit Capital Expenditures of the Parent, CCI, the Borrower and the other Restricted Subsidiaries in either period of two consecutive fiscal quarters set forth below to exceed the amount set forth below opposite such period:

               Period of Two                           Maximum Capital
               -------------                           ---------------
          Fiscal Quarters Ending                         Expenditures
          ----------------------                         ------------
          June 30, 2003                                   $5,198,000
          December 31, 2003                                5,212,000

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          ; provided, however, that the amount of Capital Expenditures in the period of two consecutive fiscal quarters ending December 31, 2003 permitted to be incurred pursuant to the table above shall be increased by an amount equal to the unused Capital Expenditures permitted pursuant to the table above for the period of two consecutive fiscal quarters ending June 30, 2003."

          (k) Article VI of the Credit Agreement is amended by adding a new
     Section 6.27 to read as follows:

               "SECTION 6.27. Minimum Operating Cash Flow. The Borrower, CCI and the Parent will not permit Operating Cash Flow for any fiscal quarter set forth below to be less than the amount set forth below opposite such period:

          Fiscal Quarter Ending                   Minimum Operating Cash Flow
          ---------------------                   ---------------------------
          March 31, 2003                                   $(832,000)
          June 30, 2003                                      364,000
          September 30, 2003                                 487,000
          December 31, 2003                                  596,000

          (l) Article VI of the Credit Agreement is amended by adding a new
     Section 6.28 to read as follows:

               "SECTION 6.28. Settlement of Claims. On and after March 31, 2003, the Borrower, CCI and the Parent will not, and will not cause or permit any Restricted Subsidiary to, make any payment or transfer any assets in payment, satisfaction, compromise or settlement of all or any portion of a Specified Claim in an aggregate cumulative amount with respect to any such Specified Claim in excess of $500,000 (any such assets transferred being valued at their fair market value for purposes of determining compliance with such limitation), unless, in each case, the Required Lenders have given their prior written consent to such payment or transfer. For purposes of the foregoing, the term "Specified Claim" means any claim asserted in any litigation or arbitration proceeding against the Borrower, CCI, the Parent or any Subsidiary that was pending on March 31, 2003, and any claim at any time asserted in any litigation or arbitration proceeding against any such Person relating to or in respect of the Convertible Notes or the 10.75% Convertible PIK Notes of CCI."

          (m) Article VII of the Credit Agreement is amended by (i) deleting clause (p) thereof and (ii) replacing the reference to "$2,000,000" in clause (k) thereof with a reference to "$500,000" and adding the following proviso at the end of clause (k):

          "provided, however, that the existing $1,080,000 judgment in favor of Easton Telecom shall not result in an Event of Default hereunder so long as no portion of any such judgment is paid and no attachment of or levy upon any assets of the Parent, CCI, the Borrower or any other Restricted Subsidiary having assets in excess of $20,000 is legally effected to enforce such judgment;"

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     3. Amendment of Security Agreement. Upon the effectiveness of this
Amendment in accordance with Section 6 hereof, the Security Agreement is hereby amended as follows:

          (a) The definition of "Collateral" in Section 1.01 is hereby amended and restated in its entirety as follows:

               "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts (g) Investment Property, (h) any Proceeds, (i) all other assets, rights and interests that uniquely reflect or embody goodwill associated with the Trademarks and (j) all Commercial Tort Claims; provided that "Collateral" shall not include Excluded Assets.

          (b) Section 1.01 is amended by adding the following definition in the appropriate alphabetical order:

               "Commercial Tort Claims" shall mean any and all right, title and interest of any Grantor in any Commercial Tort Claim, including but not limited to claims that are the subject of pending litigation against Ameritech and certain of its affiliates (Ohio Bell Telephone d/b/a Ameritech vs. CoreComm Newco, Inc., C.A. No. 1:01CV02057 (N.D. Ohio, Eastern Division)) and Verizon Communications, Inc. and certain of its affiliates (Verizon Communications, Inc., et. al vs. ATX Communications, Inc., et al. C.A. No. 02-1374 (SLR) (D. Del)).

The amendments to the Security Agreement effected hereby shall not, by implication or otherwise, affect any security interest in Commercial Tort Claims or General Intangibles existing under the Security Agreement prior to the effectiveness of this Amendment.

     4. No Other Amendments or Waivers; Confidentiality. (a) Except as expressly amended and waived hereby, the provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.

     (b) The Borrower, CCI and the Parent will not, and will not permit any Subsidiary to, name or identify the Lenders in any press release, public communication or governmental filing made of or with respect to this Amendment or relating to the subject matter hereof (including pursuant to the filing of any signature pages hereto). The provisions of this paragraph (b) will be deemed a covenant under Article VI of the Credit Agreement the breach of which will result in an immediate Event of Default under Article VII of the Credit Agreement.

     5. Representations and Warranties. After giving effect to this Amendment, each Loan Party hereby represents and warrants to the Agent and the Lenders that:

          (a) As of the date hereof, no Default or Event of Default has occurred and is continuing;

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          (b) Except as set forth in Exhibit A to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that any representation or warranty relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); and

          (c) No fee or other compensation has been or will be paid to the Agent or any Lender (other than as set forth in this Amendment) that is in any way intended to compensate the Agent or such Lender for its agreement to the terms of this Amendment, and no contractual relationship currently exists or is contemplated between the Agent or any Lender and the Borrower (other than as set forth in this Amendment) that is in any way intended to compensate the Agent or such Lender for its agreement to the terms of this Amendment.

     6. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied (the "Effective Date"):

          (a) The Agent shall have received counterparts hereof duly executed and delivered by the Parent, CCI, the Borrower, each of the other Loan Parties, the Agent and each of the Lenders.

          (b) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by an Loan Party hereunder or under any Loan Document, in each case to the extent invoiced on or prior to the Effective Date.

In the case of provisions relating to changes in interest rates, deferrals of interest payments and conversions of outstanding Loans to ABR Loans, this Amendment will be retroactively effective to the dates specified herein for such changes, deferrals and conversions.

     7. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore and Wachtell Lipton Rosen & Katz, counsel for the Agent, and of FTI Consulting, Inc., advisor to the Agent.

     8. Governing Law; Counterparts. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the signature pages hereof.